                                      EXHIBIT A

                                  ADOPTION AGREEMENT


    THIS ADOPTION AGREEMENT, made and entered into as of this _____ day of _______________, 1996, by and among SB ACQUISITION COMPANY, INC. ("Interim Company"), CHAMPION INDUSTRIES, INC. ("Champion"), and SMITH & BUTTERFIELD CO., INC. ("Company");

    WHEREAS, Champion and Company have entered into an Agreement of Merger dated as of the _____ day of _______________, 1996 ("Agreement"), to which this Adoption Agreement is attached, and which Agreement is incorporated herein by reference; and

    WHEREAS, it is provided in Section 3.4 of the Agreement that Champion shall cause Interim Company to be organized and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form of this Adoption Agreement so as to cause Interim Company to be bound by the applicable terms and provisions of the Agreement; and

    WHEREAS, Interim Company has been organized;

    NOW, THEREFORE, in consideration of the foregoing premises which are not mere recitals but an integral part hereof and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

    1. Interim Company hereby joins in and agrees to be bound by the terms and conditions of the Agreement applicable to it to the same extent as if Interim Company were an original party thereto.

    2. Interim Company agrees that it shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all actions on its part to be taken so as to permit the consummation of the Agreement and the Merger (as defined in the Agreement) at the earliest possible date, and that it shall cooperate fully with Champion and Company to that end.

    3. Interim Company represents and warrants to and covenants with Champion and Company that:

         3.1 Interim Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Indiana.

         3.2 Interim Company has the corporate power to execute and deliver this Adoption Agreement and to merge with Company pursuant to the Agreement and has taken or will have taken at the Effective Time of the Merger all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby; and this Adoption Agreement and the Agreement are or at the Effective Time of the Merger will be valid and binding agreements of Interim Company in accordance with their terms.

    IN WITNESS WHEREOF, Champion, Company and Interim Company have caused this Agreement to be executed by their duly authorized officers as of the date first above written, pursuant to resolutions adopted by the boards of directors of Champion, Company and Interim Company, acting by a majority thereof.

                        CHAMPION INDUSTRIES, INC.



                        By
                           --------------------------------
                           Marshall T. Reynolds, President
                           and Chief Executive Officer

ATTEST


- - -----------------------------
Its Secretary


                        SMITH & BUTTERFIELD CO., INC.



                        By
                           --------------------------------------
                           ----------------------, President

ATTEST


- - -----------------------------
Its Secretary


                        SB ACQUISITION COMPANY, INC.



                        By
                           --------------------------------------
                           ----------------------, President

ATTEST


- - -----------------------------
Its Secretary

                        The undersigned, being all of the Directors of Interim Company, do hereby join in the foregoing Agreement to evidence their consent and agreement thereto:


                        ----------------------------------------


                        ----------------------------------------


                        ----------------------------------------


                        ----------------------------------------


                        ----------------------------------------

                                      EXHIBIT B


                                    PLAN OF MERGER

                                          OF

                            SMITH & BUTTERFIELD CO., INC.

                                         AND

                             SB ACQUISITION COMPANY, INC.


    1. THE PARTIES. SB Acquisition Company, Inc., an Indiana corporation ("Interim Company") shall merge with and into Smith & Butterfield Co., Inc., an Indiana corporation ("Company") (both corporations are sometimes collectively referred to herein as the "Constituent Corporations") under the articles of incorporation of Company. Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Company and as such shall retain the name and title of "Smith & Butterfield Co., Inc.". The Merger shall become effective at the time when a certificate of merger shall be issued by the Secretary of State of Indiana (the "Effective Time of the Merger").

    2. ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time of the Merger, the Articles of Incorporation and Bylaws of the Company in effect at the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Company until altered, amended or repealed in accordance with applicable law.

    3. ASSETS AND RIGHTS. At the Effective Time of the Merger, the corporate existence of Interim Company shall, as provided in the Indiana Business Corporation Act, be merged with and into

Company and continued in the Surviving Company. The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Constituent Corporations, and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

    4. LIABILITIES AND OBLIGATIONS. At the Effective Time of the Merger, Company as the Surviving Company shall henceforth be and remain responsible and liable for all the liabilities and obligations of the Constituent Corporations; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

    5.   CONVERSION, EXCHANGE AND CANCELLATION OF SHARES

         (a) CONVERSION RATES. At the Effective Time of the Merger each outstanding share of Company Stock shall IPSO FACTO, without any action on the part of the holder thereof, become and be converted into shares of Champion Industries, Inc. ("Champion") Common Stock at the Exchange Rate which shall be calculated, as provided hereinafter and in Section 2.2 of the Agreement of Merger dated _______________, 1996 between Champion and Company (the

"Agreement of Merger"). All shares of Champion Common Stock into which the aforesaid Company Stock is so converted shall be fully paid and non-assessable. Company's stockholders of record at the Effective Time, for the shares of Company Stock then held by them, respectively, shall be allocated and entitled to receive shares of Champion Common Stock, which total number of shares of Champion Common Stock shall have an aggregate Market Value as of the Valuation Date of One Million Two Hundred Thousand Dollars ($1,200,000.00). The Market Value shall be determined by averaging the daily closing trade prices of Champion Common Stock as reported on the Nasdaq National Market System ("NMS") during the five (5) consecutive days on which shares of Champion Common Stock are traded on the Nasdaq National Market System ("NMS") immediately prior to the Valuation Date as reported in THE WALL STREET JOURNAL. The Valuation Date shall be the Nasdaq NMS trading day immediately prior to the Closing Date.

         For purposes of establishing the Exchange Rate (the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the Effective Time), the Market Value of one (1) share of Champion Common Stock shall be divided into the aggregate Market Value to establish to the nearest whole share the aggregate number of shares of Champion Common Stock into which all of the then issued and outstanding shares of Company Stock shall be converted at the Effective Time. Such number of shares of Champion Common Stock shall then be divided by the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom being the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the effective time. All shares of Company Stock held by Company as treasury stock immediately prior to the Effective Time shall be cancelled and shall not be exchanged for shares of Champion Common Stock.

         (b) MANNER OF EXCHANGE. After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Company, each shareholder of Company, upon surrender to Champion of certificates representing Company Stock, accompanied by a Letter of Transmittal and Investment Letter in the form attached as Exhibit C to the Agreement of Merger shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Champion Common Stock for which shares of Company Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 5. After the Effective Time of the Merger, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company Stock, will be deemed for all corporate purposes of Champion to evidence ownership of the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby were converted. Until such outstanding certificates formerly representing company Stock are surrendered, no dividend payable to holders of record of Champion Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Company of shares of Company Stock. Upon surrender of certificates of Company Stock for exchange for Champion Common Stock, there shall be paid to the record holder of the certificates of Champion Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid with respect to such full shares of Champion Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

         (c) FRACTIONAL SHARES. Champion will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Company shareholder otherwise entitled to receive such fractional shares. The amount of such cash payment will be determined by multiplying the fractional share interest to which a Company shareholder would otherwise be entitled by the Market Value of Champion Common Stock as determined pursuant to Section 5(a). Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Company Stock are exchanged.

         (d) LOST CERTIFICATES. If a certificate evidencing outstanding shares of Company Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Champion certificate to which he would otherwise be entitled on surrender of such certificate, by notifying Champion in writing of such lost, stolen or destroyed certificate and giving Champion evidence of loss and a bond sufficient to indemnify Champion against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate.

    6. FURTHER ASSURANCES. If at any time the Surviving Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Company the title to any property or rights of Interim Company or Company or any subsidiary thereof, or otherwise to carry out the provisions hereof, the proper officers and directors of Interim Company or Company, as the case may be, as of the Effective Time of the Merger, and thereafter the officers of the Surviving Company acting on behalf of Interim Company or Company, as the case may be, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Company and otherwise carry out the provisions hereof.

    7. TERMINATION AND ABANDONMENT. This Plan of Merger may be terminated and the Merger abandoned as provided in the Agreement of Merger.

    8. OTHER TERMS AND CONDITIONS. All other terms and conditions to the Merger are as provided in the Agreement of Merger.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized, all as of the day and year first above written.

                        SMITH & BUTTERFIELD CO., INC.,
                        a corporation



                        By
                           -------------------------------------
                           President

ATTEST:


- - -----------------------------
Its Secretary


                        SB ACQUISITION COMPANY, INC.,
                        a corporation



                        By
                           -------------------------------------
                           President

ATTEST:


- - -----------------------------
Its Secretary

EXHIBIT C (Per Sections 2.3, 2.4 and 6(c))

                                  INVESTMENT LETTER


Champion Industries, Inc.
Post Office Box 2968
Huntington, West Virginia 25728

RE: ISSUANCE OF SHARES OF COMMON STOCK OF CHAMPION INDUSTRIES, INC. PURSUANT TO
    MERGER AGREEMENT DATED _______________, 1996 WITH RESPECT TO SMITH & BUTTERFIELD CO., INC.

Gentlemen:

    The undersigned hereby represents, warrants, covenants and agrees as follows:

    (a) Pursuant to that certain Merger Agreement between Smith & Butterfield Co., Inc. ("Company") and Champion Industries, Inc. ("Champion"), dated as of _______________, 1996 (hereinafter the "Agreement") (all capitalized terms not defined herein having the meaning ascribed to them in the Agreement), to which this Investment Letter is attached and incorporated as an exhibit, whereby the Company will merge with a wholly owned subsidiary of Champion and the outstanding shares of Company Stock shall be exchanged for shares of common stock of Champion (hereinafter the "Restricted Shares") the undersigned, the holder of ________ shares of the issued and outstanding Company Stock (the "Shareholder") hereby represents, warrants, covenants and agrees as follows:

    (1) The undersigned acknowledges that Champion has furnished to Company and to the Shareholder the following:

         (a) The information contained in its annual report on Securities and Exchange Commission Form 10-K for fiscal year ended October 31, 1995, together with exhibits and its proxy statement for annual meeting of shareholders held March 18, 1996, portions of which are incorporated by reference into such Form 10-K; and

         (b) Copies of all reports filed by Champion under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934 since the filing of the annual report on Form 10-K described in subparagraph (a) above.

    (b) The undersigned is purchasing the Restricted Shares for investment, for its or his own account only, and not for resale, fractionalization, subdivision, or other disposition.

    (c) Although I do not presently plan to resell the Restricted Shares, if such sale should later be proposed, I agree that the Restricted Shares may be resold only in a transaction or transactions in accordance with Rule 144 or Rule 145 (if applicable) or any other exemption rule promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, as the same may from time to time be in effect, and also only in accordance with any regulations and interpretations under the securities laws of Indiana, or other applicable state laws. The undersigned acknowledges that in the event of conflicting state and federal restrictions on resale, the undersigned will be governed by the most restrictive applicable rule or statute.

    (d) The undersigned acknowledges being informed by Champion that the Restricted Shares delivered pursuant to the Agreement are not registered under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, or under state securities acts, or unless an exemption from such registration is available. The undersigned understands that any routine sale of Restricted Shares made in reliance upon Rule 144 or Rule 145 promulgated under the Securities Act of 1933 can be made only in limited amounts, in accordance with the terms and conditions of those Rules and that in the case of securities to which those Rules are not applicable, public resale may require compliance with some other disclosure or registration exemption under such statutes.

    (e) Champion may, if it so desires, permit the transfer of the Restricted Shares out of the name of the undersigned, only when the request for transfer is accompanied by an opinion of counsel for, or acceptable to, Champion (said counsel to be retained by and the cost incurred therefor to be paid by the undersigned) that neither the sale nor the proposed transfer results in violation of the Indiana Securities Law or the securities laws of another jurisdiction or of the Federal Securities Act of 1933.

    (f) Each certificate or any other instrument representing the Restricted Shares now or hereafter issued pursuant to the Agreement may be stamped or otherwise imprinted with, or contain, a legend in substantially the following form:

         "The securities represented by this instrument have not been registered under the Federal Securities Act of 1933, or any state securities statute and may not be sold, assigned, or transferred unless (i) registered for resale or (ii) the issuer hereof has re-ceived the written opinion of counsel for said issuer that after investigation of relevant facts, such counsel is of the opinion that such sale, assignment, or transfer does not involve a transaction requiring a registration of such securities under the Federal Securities Act of 1933 or any applicable state securities laws. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after _______________, 1999.

    (g) The undersigned is: (Please initial the alternative that applies to your particular investment situation. By so initialing, you acknowledge that Champion is entitled to rely upon your representations hereunder).

________ (i)  An accredited investor as that term is defined in Rule 501 of
              Regulation D promulgated under the Securities Act of 1933 (See "Investor Suitability Standards" attached hereto); or

_______ (ii)  Not an accredited investor (as defined in (i) above) but hereby represents and warrants that:

              ______ a. The undersigned has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Restricted Shares; the undersigned is not utilizing any other person as his/her purchaser representative in connection with evaluating such merits and risks. The undersigned offers as evidence of knowledge and experience in these matters the information set forth on this questionnaire; or

              ______ b. The undersigned may not have sufficient knowledge and experience in financial and business matters to evaluate the merits hereof, and the undersigned represents that the undersigned has retained a purchaser representative(s) (as defined in Rule 506 of Regulation D promulgated under the Securities Act of
                        1933) in connection with the evaluation of the merits and risks of an investment in the Restricted Shares as follows:

NAME:
       ---------------------------------------------------------
FIRM:
       ---------------------------------------------------------
PROFESSION:
             ---------------------------------------------------
ADDRESS:
          ------------------------------------------------------


    If represented by a purchaser representative, please request a Purchaser Representative Questionnaire from Champion and have it completed by your representative and returned to Champion. The undersigned with the above-named purchaser representative(s) has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Restricted Shares.

    (h) The undersigned is presently a bona fide resident of the state indicated below and the address and social security number set forth below are his true and correct residence and correct social security number, and he has no present intention of becoming a resident of any other state or jurisdiction.

    (i) The undersigned acknowledges that he has been furnished with a package of information and disclosures described in paragraph 1 hereof, and has been given access to all underlying documents in connection with this transaction as well as such other information as he or his representative, if retained, deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Restricted Shares. The undersigned acknowledges that Champion or its authorized representatives have made available to him or his purchaser representative, if retained, the opportunity to obtain additional information to verify the accuracy of the information contained in the above-mentioned materials furnished the undersigned in connection with such nonpublic offering, and to evaluate the merits and risks of this investment including, but not limited to, the economic consequences of the investment. The undersigned acknowledges that he or his purchaser representative, if retained, had the opportunity to ask questions of and receive satisfactory answers from Champion or its authorized representatives concerning the terms and conditions of the investment in the Restricted Shares and information in the above-mentioned materials furnished the undersigned in connection with such nonpublic offering. In reaching the conclusion that he desires to acquire the Restricted Shares, the undersigned has carefully evaluated his financial resources and investment position and goals, and the risks associated with this investment and acknowledges that he is able to bear the economic risks of the entire loss of this investment.

    (j) The undersigned understands that he is purchasing the Restricted Shares without being furnished any offering literature or prospectus other than the documents and materials referred to in Paragraph 9 above, that the transaction and that the materials furnished the undersigned have not been scrutinized or approved by the United States Securities and Exchange Commission or by any state securities regulatory agency, and that any such scrutiny or registration does not imply approval or disapproval of the same.

    (k) Because of the reliance by Champion on Section 3 (b) and Section 4(2) of the Securities Act of 1933 and Regulation D as promulgated by the Securities and Exchange Commission as well as provisions of applicable state securities laws and rules covering the offering of such Restricted Shares, the undersigned acknowledges and is aware of the following:

    (i) There are substantial restrictions on the transferability of the Restricted Shares. Accordingly, it may not be possible for the undersigned to readily liquidate his investment in Champion.

    (ii) The investor has been informed by Champion that   the Restricted
         Shares have not been registered under the Securities Act of 1933 and must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration under the 1933 Act is made available; that Champion is not obligated to file a notification under Regulation A of the 1933 Act or a registration statement under the 1933 Act; and that Champion has not covenanted to take any action necessary for qualification of a limited resale of the Restricted Shares under applicable securities rules and regulations.

    (l) The undersigned is executing this letter and all other documents as an inducement to Champion to issue the Restricted Shares to the undersigned, and Champion may rely on such documents and the information contained herein or furnished by the undersigned to determine the qualifications of the undersigned to purchase the Restricted Shares.
    (m) This letter shall be binding upon the heirs, estate, legal representatives, successors and assigns of the undersigned.


Date:                 , 1996
     -----------------        ----------------------------------
                              ----------------------------------

                                    QUESTIONNAIRE

    The purpose of this questionnaire is to assure Champion that each investor will meet the standards imposed by Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and by applicable state securities law since the Restricted Shares will not be registered under the Act or under such state securities laws.

    If the answer to any question is "None" or "Not Applicable", please so state. Please answer each question.

    Your answers will at all times be kept strictly confidential. However, by signing this Questionnaire, you agree that Champion may present this Questionnaire, with such confidentiality precautions as are possible under the circumstances, to such parties as it deems appropriate if called upon under law to establish the availability under the Act of an exemption from registration of the private placement.

    Please complete, sign and date this Questionnaire as part of the Investment Letter.

1.  Name
         -------------------------------------------------------
    Residence Address
                      ------------------------------------------
    Mailing Address
                    --------------------------------------------
    Date of Birth
                  ----------------------------------------------
    Residence Phone Number
                           -------------------------------------

2.  Occupation
               -------------------------------------------------
    Business Address
                     -------------------------------------------

    ------------------------------------------------------------
    Business Phone Number
                          --------------------------------------

3.  In which state, if any:

    Do you hold a driver's license?
                                    ----------------------------
    Do you pay state income taxes?
                                   -----------------------------
    Are you registered to vote?
                                --------------------------------

4.  Bank Reference
                   ---------------------------------------------
    Bank Office
                ------------------------------------------------

5.  Business or Professional Education (college AND post-college;
    if no college, then give highest levels achieved):

    School               Major Subject            Degree
    ------               -------------            ------

    ------------------------------------------------------------

    ------------------------------------------------------------

    ------------------------------------------------------------


6. Please describe briefly the principal positions you have held during the past ten years or since graduation from the schools listed in paragraph 5:

    ------------------------------------------------------------

    ------------------------------------------------------------

    ------------------------------------------------------------

    ------------------------------------------------------------


7.  Other similar investment holdings of yours:

    ------------------------------------------------------------

    ------------------------------------------------------------

    ------------------------------------------------------------


8. My estimated net worth (exclusive of residence, furnishings, and personal automobiles) is in excess of $________________.

9. My income for the year 1996 is estimated to be in excess of $______________________; my income for the years 1994 and 1994 was in excess of:

                                         1995           1994

         Individually
                                       ----------     ----------
         Jointly with my spouse
                                       ----------     ----------

10. In the past tax year, the highest marginal federal income tax rate at which some portion of my taxable income was taxed was ___________ percent.

11. Please indicate in the space provided below any additional information about yourself which you think may be helpful in enabling the Purchaser to determine that your knowledge and experience in financial and business matters is sufficient to enable you to evaluate the merits and risks of this investment:

    ------------------------------------------------------------

    ------------------------------------------------------------


To the best of my information and belief, the above and attached information supplied by me is true and correct in all respects.

                        ----------------------------------------



Date:
      ----------------  ----------------------------------------

                                      EXHIBIT D



                                   ESCROW AGREEMENT


    THIS ESCROW AGREEMENT is made as of the ________ day of _______________, 1996, by and between JAMES D. BUTTERFIELD (the "Stockholder"), CHAMPION INDUSTRIES, INC., a West Virginia corporation ("Champion") and _______________, in _______________, as Escrow Agent ("Escrow Agent").


                                 W I T N E S S E T H:
                                 --------------------

    WHEREAS, Stockholder is the sole stockholder of Smith & Butterfield Co., Inc., an Indiana corporation (the "Company"); and

    WHEREAS, pursuant to an Agreement of Merger dated the ________ day of _______________, 1996 (the "Agreement"), Company will be merged with a wholly owned subsidiary of Champion (the "Merger"); and

    WHEREAS, all capitalized terms not defined in this Escrow Agreement shall have the meaning as defined in the Agreement; and

    WHEREAS, Stockholder will receive Champion Common Stock with an aggregate market value at the Effective Time of $1,200,000.00; and

    WHEREAS, the Stockholder has agreed in Section 4.10 of the Agreement to indemnify and hold harmless Champion, the Company and the Surviving Company from and against certain liabilities related to or arising from the Plan sponsored by the Company, all as more fully set forth in Section 4.10 of the Agreement; and

    WHEREAS, the parties to the Agreement and to this Escrow Agreement desire to enter into this Escrow Agreement to provide a source of payment of such
Section 4.10 indemnification for a
period of seven hundred thirty (730) days from the date hereof, without in any fashion diminishing or modifying the indemnification obligations of Stockholder theretofore or thereafter.

    NOW, THEREFORE, in consideration of the covenants and mutual agreements contained in this Escrow Agreement and the Agreement and in reliance upon the representations and warranties hereinafter set forth, the parties do hereby agree as follows:
SECTION 1.

    1.1 APPOINTMENT OF ESCROW AGENT. Champion and Stockholder hereby designate and appoint _______________ in ________, ________ and _______________
accepts such appointment, as the Escrow Agent for the purposes herein set forth.

    1.2 DEPOSIT OF CHAMPION COMMON STOCK. Stockholder has concurrently with the execution of this Agreement deposited with Escrow Agent a certificate registered in the name of the Escrow Agent or its nominee, representing Champion Common Stock having an aggregate Market Value of Three Hundred Thousand Dollars ($300,000.00), constituting a portion of the Champion Common Stock to be issued to Stockholder pursuant to Section 2.2 of the Agreement. Such escrowed Champion Common Stock is hereinafter referred to as "Escrow Shares", to be held and disbursed by Escrow Agent upon the terms of this Escrow Agreement and the Agreement.

    1.3 INVESTMENT OF DIVIDENDS. During the term of this Escrow Agreement, the Escrow Agent shall invest all proceeds of the Escrow Shares received by it and all other funds held by it under the Escrow Agreement, at its rate in daily Repurchase Agreements of obligations of the United States government or its agencies. The earned interest shall be accumulated, reinvested, held and disposed of by the Escrow Agent as hereinafter set forth.

    1.4 ESCROW PROPERTY. The Escrow Shares, all stock dividends and distributions thereon, and all income and property resulting therefrom ("Escrow Property") shall be held by the Escrow Agent for the benefit of the Stockholder, Champion and Surviving Company on the terms set out herein.

    1.5 VOTING RIGHTS OF SHARES IN ESCROW. All voting rights with respect to the Escrow Shares comprising a part of the Escrow Property may be exercised by the Stockholder, and the Escrow Agent shall from time to time execute and deliver to the Stockholder such proxies, consents or other documents as may be necessary to enable the Stockholder to exercise such rights.

    1.6 DISTRIBUTIONS ON ESCROW PROPERTY. All cash dividends and other cash distributions paid on the Escrow Shares shall be paid to the Stockholder promptly after receipt by the Escrow Agent. All other dividends and distributions (whether in securities or other property) paid or made on the Escrow Property shall be deemed to have been paid or made to the Stockholder for income tax purposes, but shall be received by the Escrow Agent and constitute part of the Escrow Property.

    1.7 TAXES AND CHARGES ON ESCROW PROPERTY. The Stockholder shall maintain the Escrow Property free and clear of all liens and encumbrances and shall, promptly upon request by the Escrow Agent, pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Property.

SECTION 2.  INDEMNIFICATION OF CHAMPION AND SURVIVING COMPANY

    2.1  SCOPE OF INDEMNIFICATION.  Subject to the conditions set out in
Section 2.2 and in the Agreement, Champion and Surviving Company shall be entitled to indemnification from the Escrow Property for all losses (including reasonable attorney's fees and other out-of-pocket expenses) ("Indemnified Losses"). The aggregate amount of Indemnified Losses shall not exceed the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) the market value of Escrow Property.

    2.2 CONDITIONS TO INDEMNIFICATION. Champion and Surviving Company shall be entitled to recover under this Escrow Agreement in respect to any Indemnified Loss if either shall have given notice in writing ("Claim Notice") to the Escrow Agent and the Stockholder promptly after learning of the claim on which the Indemnified Loss is based and in any event on or before _______________, 1998 (the "Termination Date"), which Claim Notice shall include a brief description of the nature of the claim, the identity of the party by whom it is being asserted and an estimate of the amount of loss (the "Estimated Loss") which may be sustained by Champion or Surviving Company by reason of such breach.
Champion or Surviving Company shall from time to time prior to the Termination Date amend each such Claim Notice to reflect any change in its estimate of the Estimated Loss as theretofore referred to in that Claim Notice. Champion or Surviving Company shall deliver to the Stockholder copies of all pleadings and amended pleadings filed in connection with any such claim and will provide the Stockholder and its counsel with such further information concerning the proceedings relating to such claim as the Stockholder or such counsel may reasonably request.

SECTION 3.  DISTRIBUTION OF ESCROW PROPERTY

    3.1 INTERIM DISTRIBUTIONS. If Champion or Surviving Company shall sustain one or more Indemnified Losses in respect of which they are secured by the Escrow Property as provided in Section 2, Champion or Surviving Company shall be entitled to receive, promptly after sustaining each such Indemnified Loss, Escrow Property having an aggregate value (as determined under Section 3.4) as of the date of distribution to Champion or Surviving Company equal to the amount of such Indemnified Loss, with interest thereon at the rate of 8 percent per annum between the date such Indemnified Loss is sustained and the date of the distribution to Champion or Surviving Company.

    3.2 PAYMENT PROCEDURE. Upon receiving a request from Champion or Surviving Company for indemnification under Section 3.1, the Escrow Agent shall notify the Stockholder of the request. If the Stockholder does not object to the request in writing within thirty days after such notice, the Escrow Agent shall proceed forthwith to make payment from the Escrow Property in the manner set out in Section 3.3. If the Stockholder objects to payment, the Escrow Agent may determine whether payment is required by this Agreement (which determination shall be conclusive unless made in bad faith) or may submit the matter for determination by an arbitrator designated by the American Arbitration Association. Arbitration proceedings shall be held in the City of Evansville, Indiana.

    3.3 SELECTION OF ESCROW PROPERTY. In making payment to Surviving Company under Section 3.2, the Escrow Agent shall designate the items of Escrow Property to be used, resorting first to cash and its Repurchase Agreements to the extent reasonably available. If the Escrow Agent shall propose to designate any Escrow Shares or other property to be used for making payment under Section 3.2, it shall notify the Stockholder, who shall have a period of three days to withdraw such property from escrow on payment to the Escrow Agent of an amount of cash equal to the fair market value thereof (as determined by the Escrow Agent). Otherwise, payment shall be made from the Escrow Shares.

    3.4 VALUATION OF ESCROW PROPERTY. For purposes of this Agreement, the Escrow Shares shall be valued at the weighted arithmetic average of their closing prices on the twenty-one trading days immediately preceding the date of valuation as reported on the NASDAQ NMS, and other property shall be valued as determined by the Escrow Agent, whose determination shall be conclusive unless made in bad faith.

SECTION 4.  TERMINATION

    4.1 TERMINATION DATE. The escrow created by this Agreement shall terminate on _______________, 1998 ("Termination Date").

    4.2 DISTRIBUTION OF ESCROW PROPERTY. If there are no Claim Notices pending with the Escrow Agent on the Termination Date, all Escrow Property, after payment of the Escrow Agent's fees and expenses under Section 5, shall be distributed to the Stockholder. If there are any Claim Notices pending with the Escrow Agent on the Termination Date, the reasonable settlement value thereof shall be determined by the Escrow Agent by submission to an arbitrator designated by the American Arbitration Association or in such other manner as the Escrow Agent may deem appropriate. The amount so determined shall be treated as an Indemnified Loss within the meaning of Section 2 and shall be paid to Surviving Company as provided in Section 3. The balance of the Escrow Property, if any, after payment of the Escrow Agent's fees and expenses under
Section 5, shall be distributed to the Stockholder.

SECTION 5.  RIGHTS AND OBLIGATIONS OF THE ESCROW AGENT

    The Escrow Agent (1) shall not be liable for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law unless caused by its own gross negligence or willful misconduct; (2) shall be entitled to treat as genuine any letter or other document furnished to it by Champion, Surviving Company or Stockholder, and believed by it to be genuine and to have been signed and presented by the property party or parties; and (3) shall have been paid by Surviving Company and Stockholder in equal shares fees for its services at its customary rates as in effect from time to time and its out-of-pocket expenses (including but not limited to the fees of counsel).

SECTION 6.  MISCELLANEOUS

    6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

    TO STOCKHOLDER:


         James D. Butterfield
         --------------------

         --------------------

         with a copy to:

         Robert M. Becker, Esquire
         Bamberger, Foreman, Oswald & Hahn
         708 Hulman Building
         P. O. Box 657
         Evansville, Indiana  47704-0657

    TO COMPANY:

         Smith & Butterfield Co., Inc.
         2800 Lynch Road
         Evansville, Indiana
                              ---------

         with a copy to:

         Thomas J. Murray, Esquire
         Huddleston, Bolen, Beatty, Porter & Copen
         P. O. Box 2185
         Huntington, West Virginia  25722

    TO CHAMPION:

         Champion Industries, Inc.
         2450 First Avenue
         P. O. Box 2968
         Huntington, West Virginia  25728-2968
         Attention:  Marshall T. Reynolds, President and
                     Chief Executive Officer

         with a copy to:

         Thomas J. Murray, Esquire
         Huddleston, Bolen, Beatty, Porter & Copen
         P. O. Box 2185
         Huntington, West Virginia  25722


    TO ESCROW AGENT:

         --------------------
         --------------------
         --------------------


    6.2 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    6.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana.

    6.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                             ---------------------------------------------
                             JAMES D. BUTTERFIELD


                             CHAMPION INDUSTRIES, INC., a West Virginia corporation



                             By:
                                ------------------------------------------

                                  Its:
                                      ------------------------------------



                             -------------------------



                             By:
                                --------------------------------

                                  Its:
                                      --------------------------